Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Fourth Quarter Results

MELVILLE, N.Y., March 13, 2008 – Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the three months and twelve months ended December 31, 2007.

Fourth Quarter and Full Year 2007 Highlights

✓	Net sales for the fourth quarter increased 10% to $63.6 million.

✓
Net income for the fourth quarter was $1.1 million, or $0.06 per diluted share, including a $0.05 per share impact of a prior period pre-tax premium reimbursement audit adjustment of $758,000 and pre-tax expenses related to the Oris litigation and the SEC’s informal inquiry of $501,000.

✓	Net sales for full year 2007 increased to $246.7 million, up 18%.

✓	EBITDA increased to $7.9 million for 2007 compared with $6.5 million for 2006.

✓	Cash flow from operations increased 20% to $6.2 million for the full year.

Fourth Quarter 2007 Financial Results

Allion produced 9.8% growth in net sales for the fourth quarter of 2007 to $63.6 million from $57.9 million for the fourth quarter of 2006.  Gross profit for the fourth quarter of 2007 was $9.0 million, or 14.1% of net sales, compared with $8.3 million, or 14.3% of net sales, for the fourth quarter of 2006. The fourth quarter 2007 results included a prior period reduction of $758,000 related to an audit of the California premium reimbursement program back to 2004, which reduced both net sales and gross profit.

Selling, general and administrative expenses declined to $7.6 million, or 12.0% of net sales, for the fourth quarter of 2007 from $8.1 million, or 13.9% of net sales, for the prior-year fourth quarter. Selling, general and administrative expenses included expenses related to the Oris litigation and the SEC’s informal inquiry of $501,000, or 0.8% of revenues for the fourth quarter of 2007 and $368,000, or 0.6% of revenues for the fourth quarter of 2006.

Net income was $1.1 million or $0.06 per diluted share, for the fourth quarter of 2007 compared with $380,000 or $0.02 per diluted share for the fourth quarter of 2006.  Earnings before interest, taxes, depreciation and amortization, (EBITDA), more than doubled to $2.2 million for the fourth quarter of 2007 from $1.1 million for the fourth quarter of 2006.  Excluding the retroactive premium reimbursement and expenses related to the Oris litigation and the SEC’s informal inquiry, Adjusted EBITDA would have been $3.5 million for the fourth quarter of 2007 as compared to $1.9 million for the fourth quarter of 2006.  An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA is provided below.

“Allion produced strong results for the fourth quarter of 2007,” remarked Michael Moran, Allion’s Chairman, President and Chief Executive Officer.  “We achieved our goal of double-digit organic sales growth for the quarter, with an improved gross margin on these sales and a decline in SG&A expenses both in dollars and as a percentage of net sales.  We also completed 2007 with a stronger financial position, having produced cash flow from operations of $6.2 million for the full year.  Cash and cash equivalents and short-term investments totaled $28.8 million at the end of 2007, total stockholders’ equity was $106.2 million and we remained debt free.  As a result, we are well positioned to continue implementing our growth strategies during 2008.”

Guidance

The Company today provided financial guidance for the first quarter of 2008.  This guidance assumes a 38% tax rate and does not include any future acquisitions.

Three Months Ending March 31, 2008 (Guidance)
Net sales (millions)	$64.0 – 65.0
Earnings per diluted share	$0.04 – 0.06

Operating Data

The following table sets forth the net sales and operating data for each of Allion’s distribution regions for the three months ended December 31, 2007 and 2006 (dollars in thousands):

	Three Months Ended December 31,
	2007			2006
Distribution Region	Net Sales	Prescriptions	Patient Months (1)	Net Sales	Prescriptions	Patient Months (1)
California (2)	$41,589	171,830	35,518	$37,106	158,747	33,369
New York	$20,345	76,139	11,154	$19,109	74,656	11,372
Seattle	$1,141	5,613	971	$1,054	5,222	936
Florida	$511	2,364	323	$628	2,867	432
Total	$63,586	255,946	47,966	$57,897	241,492	46,109

(1)
Patient months represent a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month for a quarterly period, a count of three would be included in patient months irrespective of the number of prescriptions filled each month.

(2)
California operations for the 3 months ended December 31, 2007 includes a reduction of $758 of premium reimbursement overpayment for prior periods in 2004, 2005, 2006 and 2007.  In the second quarter of 2007, we identified an error in the reporting of Gardena prescriptions and corrected the previously reported number of prescriptions of 160,448 in California for the 3-month period ended December 31, 2006.

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ALLI Reports Fourth Quarter Results

March 13, 2008

Summary

Mr. Moran concluded, “Through our primary focus on organic growth during 2007, we achieved a much greater level of integration among our sales, operations and pharmacy teams than we could when developing a critical mass of operations through acquisition.  The benefits of better coordinating our efforts were reflected in stronger organic sales growth and improved profitability. We are greatly encouraged by the stability and growth evident in these results.  Our progress during the year is the basis of our confidence in achieving further significant organic growth in 2008, both in our existing core California and New York markets and through expansion in secondary markets.”

Conference Call Information

A conference call to discuss these results will be held today, March 13, 2008 at 5:00 p.m. ET; 2:00 p.m. PT.  To join the call, please dial (719) 325-4870 from the U.S. or abroad.  The call will also be webcast on Allion’s website at www.allionhealthcare.com.  To join the webcast, please go to the website at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the call will be available from 8:00 p.m. ET on Thursday, March 13, 2008 through March 20, 2008 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 4305611.  The audio webcast will also be available on the Company's website for one year.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy.  Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida.  Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

Safe Harbor Statement

Certain statements included in this press release that are not historical facts are forward-looking statements, such as comments by our CEO and statements about our future growth, expansion into new markets, and guidance regarding our possible future financial performance.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include those set forth in Item 1A.  Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and also include, but are not limited to, competitive pressures and our ability to compete successfully, demand for our products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or our qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, our ability to manage growth successfully, our ability to effectively market our services, receipt of licensing and regulatory approvals, and our ability to successfully identify and integrate acquisitions, any or all of which could cause actual results to differ from those in the forward-looking statements.  Except to the extent required by applicable securities laws, we are under no obligation, and expressly disclaim any obligation, to update the forward looking statements, whether as a result of new information, future events, or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:
Allion Healthcare, Inc.                                                                                                           Corporate Communications Inc.
Steve Maggio, Interim Chief Financial Officer                                                                   Scott Brittain
(631) 870-5106                                                                                                                 (615) 254-3376
                  scott.brittain@cci-ir.com

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ALLI Reports Fourth Quarter Results

March 13, 2008

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except per share data)

	As of December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$19,557	$17,062
Short term investments and securities held for sale	9,283	6,450
Accounts receivable, (net of allowance for doubtful accounts of $149 in 2007 and $425 in 2006)	18,492	18,297
Inventories	8,179	5,037
Prepaid expenses and other current assets	767	634
Deferred tax asset	344	402

Total Current Assets	56,622	47,882

Property and equipment, net	790	890
Goodwill	41,893	42,067
Intangible assets, net	27,228	30,683
Other assets	83	81

Total Assets	$126,616	$121,603

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$15,832	$16,339
Accrued expenses	2,319	1,262
Notes payable-subordinated	-	700
Current portion of capital lease obligations	47	46

Total Current Liabilities	18,198	18,347

Long Term Liabilities:
Capital lease obligations	-	47
Deferred tax liability	2,212	1,343
Other	44	59

Total Liabilities	20,454	19,796

Commitments And Contingencies

Stockholders’ Equity
Convertible preferred stock, $.001 par value; shares authorized 20,000; issued and outstanding -0- in 2007 and 2006	-	-
Common stock, $.001 par value; shares authorized 80,000; issued and outstanding 16,204 in 2007 and 2006	16	16
Additional paid-in capital	112,636	111,549
Accumulated deficit	(6,487)	(9,747)
Accumulated other comprehensive loss	(3)	(11)

Total stockholders’ equity	106,162	101,807

Total Liabilities And Stockholders’ Equity	$126,616	$121,603

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ALLI Reports Fourth Quarter Results

March 13, 2008

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$63,586	$57,897	$246,661	$209,503
Cost of goods sold	54,613	49,594	211,387	178,862
Gross profit	8,973	8,303	35,274	30,641
Operating expenses:
Selling, general and administrative expenses	7,606	8,059	30,302	27,698
Impairment of long-lived assets	-	-	599	-
Operating income	1,367	244	4,373	2,943
Interest and other income	248	308	804	1,254
Income from operations before taxes	1,615	552	5,177	4,197
Provision for taxes	546	172	1,917	1,007
Net income	$1,069	$380	$3,260	$3,190

Basic earnings per common share	$0.07	$0.02	$0.20	$0.20

Diluted earnings per common share	$0.06	$0.02	$0.19	$0.19

Basic weighted average of common shares outstanding	16,204	16,204	16,204	15,951
Diluted weighted average of common shares outstanding	17,062	16,999	17,017	16,967

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ALLI Reports Fourth Quarter Results

March 13, 2008

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve months ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2007	2006
Net Income	$3,260	$3,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	3,574	3,540
Impairment of long-lived asset	599	-
Deferred rent	(15)	30
Amortization of debt discount on acquisition notes	-	17
Provision for doubtful accounts	529	1,077
Non-cash stock compensation expense	354	310
Deferred taxes	927	795
Changes in operating assets and liabilities:
Accounts receivable	(724)	(4,733)
Inventories	(3,142)	(699)
Prepaid expenses and other assets	87	(77)
Accounts payable and accrued expenses	724	1,681
Net cash provided by operating activities:	6,173	5,131
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(321)	(534)
Investment in short term securities	(66,470)	(90,857)
Sale of short term securities	63,645	107,358
Payments for acquisition of North American	-	(17)
Payments for acquisition of Specialty Pharmacy	-	(9)
Payments for investment in Oris Medical's Assets	(298)	(372)
Payments for acquisition of Priority	-	(1,399)
Payments for acquisition of Maiman	-	(5,812)
Payments for acquisition of H & H	-	(4,744)
Payments for acquisition of Whittier	(1)	(15,891)
Payments for acquisition of St. Jude	-	(10,072)
Payments for Deferred Acquisition Costs	(220)	-
Net cash used in investing activities	(3,665)	(22,349)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from IPO/Secondary Offering	-	28,852
Net proceeds - Exercise of Employee Stock Options and Warrants	-	2,153
Tax benefit from exercise of employee stock options	733	212
Repayment of Notes Payable & Capital Leases	(746)	(782)
Net cash (used in) provided by financing activities	(13)	30,435

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,495	13,217
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	17,062	3,845
CASH AND CASH EQUIVALENTS, END OF PERIOD	$19,557	$17,062

SUPPLEMENTAL DISCLOSURE
Income taxes Paid	$82	$103
Interest Paid	$46	$52

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ALLI Reports Fourth Quarter Results

March 13, 2008

ALLION HEALTHCARE, INC.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (excluding Oris legal expense, SEC inquiry expense, impairment of long-lived asset and retroactive premium reimbursement) (UNAUDITED)
(in thousands)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$1,069	$380	$3,260	$3,190
Provision for taxes	546	172	1,917	1,007
Interest income	(248)	(308)	(803)	(1,254)
Depreciation and amortization	872	807	3,574	3,540
EBITDA	$2,239	$1,051	$7,948	$6,483
Oris Litigation expense	366	105	1,485	105
Expenses (principally legal) related to the SEC’s informal inquiry	135	263	166	652
Impairment of long-lived asset	—	—	599	—
Prior period California Premium Reimbursement	758	453	640	(406)
Adjusted EBITDA	$3,498	$1,872	$10,838	$6,834

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization. Allion considers EBITDA to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance. Adjusted EBITDA excludes legal expenses related to the Oris litigation and the SEC inquiry, impairment of long-lived assets and prior period California premium reimbursement to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess recurring EBITDA performance.

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